Sub-Item 77Q1:  Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

Amended and Restated Schedule A to Amended and Restated
Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(a)(iii) to Post-Effective Amendment No. 124 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on December
1, 2015 (SEC Accession No. 0001104659-15-082211) and incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

Amended and Restated Schedules A and B to the Investment
Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(xii)(B) to Post-
Effective Amendment No. 126 to the Trust's Registration
Statement filed with the SEC on January 15, 2016 (SEC Accession
No. 0001104659-16-090131) and incorporated herein by reference.

Amended and Restated Schedules A and B to the Investment
Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(xii)(B) to Post-
Effective Amendment No. 129 to the Trust's Registration
Statement filed with the SEC on March 30, 2016 (SEC Accession
No. 0001104659-16-108682) and incorporated herein by reference.